UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2023

Oscar Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40154	46-1315570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor
New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)

(646) 403-3677

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Transition

On March 28, 2023, Oscar Health, Inc. (the “Company”) announced that effective April 3, 2023 (the “Transition Date”), Mark T. Bertolini will join the Company as Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”). Co-founder Mario Schlosser will move into the role of President of Technology, in which he will focus on continued innovation and expansion of the Company’s technology platform and developing related offerings for the healthcare ecosystem. Mr. Schlosser will also continue as a member of the Company’s Board.

Mark T. Bertolini served as Co-Chief Executive Officer of Bridgewater Associates, LP (“Bridgewater”), a global investment management firm, from January 2022 to March 2023, and has served as a strategic advisor to the Company for the last 18 months. Mr. Bertolini previously served as CEO of Aetna Inc. from November 2010 to November 2018 and as Chairman of Aetna from April 2011 to November 2018. In addition to his service at Aetna, beginning in 2003, Mr. Bertolini gained extensive experience across the healthcare industry in various roles at Cigna, NYLCare Health Plans, and SelectCare, Inc. Mr. Bertolini serves as a director of Bridgewater, Verizon Communications Inc., Massachusetts Mutual Life Insurance Company, Thrive Global, and the FIDELCO Guide Dog Foundation, and previously served as a director of CVS Health Corporation from 2018 to 2020. The Company believes Mr. Bertolini is qualified to serve on its Board due to his extensive executive leadership, tech-forward thinking and deep healthcare experience.

Bertolini Employment Agreement

In connection with Mr. Bertolini’s appointment as Chief Executive Officer of the Company, the Company, Oscar Management Corporation and Mr. Bertolini entered into an Employment Agreement, dated as of March 28, 2023 (the “Bertolini Agreement”), pursuant to which Mr. Bertolini will commence employment as the Company’s Chief Executive Officer on April 3, 2023. The material terms and conditions of the Bertolini Agreement are summarized below.

Mr. Bertolini’s employment under the Bertolini Agreement is “at-will”, and the agreement will continue for a three-year period that will automatically renew for successive one-year periods, unless either party provides at least 60 days of advance written notice of the party’s intention not to renew the then-current term.

The Bertolini Agreement provides for (i) a $600,000 annual base salary, (ii) a target annual bonus equal to 30% of base salary, (iii) eligibility to participate in customary health, welfare and fringe benefit plans that the Company provides to its employees and (iv) up to $30,000 reimbursement of reasonable legal costs in connection with negotiating the Bertolini Agreement and related agreements.

In connection with entering into the Bertolini Agreement, on Mr. Bertolini’s start date, he will be granted awards under the Company’s 2022 Employment Inducement Incentive Award Plan (the “Inducement Plan”), covering an aggregate of 10,320,000 shares of the Company’s Class A common stock. Of this amount, (i) 2,866,666 restricted stock units (“RSUs”) will vest based solely on the passage of time (the “Bertolini RSU Award”) and (ii) 7,453,334 performance-based RSUs (“PSUs”) will vest based on the achievement of specified performance goals (the “Bertolini PSU Award” and, together with the Bertolini RSU Award, the “Bertolini Awards”). The material terms and conditions of the Bertolini Awards are described below in the section titled, “Bertolini Awards”. In addition, the Bertolini Agreement provides that the Company and Mr. Bertolini expect that he will not be eligible to receive a Company long-term incentive or equity-based compensatory award prior to calendar year 2026.

Under the Bertolini Agreement, on a termination of Mr. Bertolini’s employment by the Company without “cause”, by Mr. Bertolini for “good reason” or by reason of a “non-renewal” of the agreement by the Company, Mr. Bertolini will be entitled to receive the following severance payments and benefits:

(i)

an amount equal to the sum of (A) Mr. Bertolini’s annual base salary and (B) Mr. Bertolini’s target annual bonus for the calendar year in which the termination occurs, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination;

(ii)	a lump sum cash payment equal to the pro rata portion of Mr. Bertolini’s target bonus for the year of termination; and

(iii)	continued Company-subsidized health care coverage for 12 months after the termination date.

All outstanding Company equity-based awards held by Mr. Bertolini on the date of termination will be governed by the terms of the applicable award agreements. The severance payments and benefits described above are subject to Mr. Bertolini’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with the restrictive covenants contained in the agreement (e.g., confidentiality, non-competition, non-solicitation and non-disparagement), and are in addition to any accrued amounts (including, other than upon a termination without good reason or for cause, any prior year’s earned but unpaid annual bonus).

In connection with his appointment, Mr. Bertolini will also enter into the Company’s standard form of indemnification agreement for directors and officers.

Bertolini Awards

On March 28, 2023, the Compensation Committee of the Board approved the grant of the Bertolini Awards to Mr. Bertolini, each to be effective as of his employment start date. The Bertolini Awards will be granted under the Inducement Plan; the material terms of the awards are described below.

Bertolini RSU Award. The Bertolini RSU Award will vest with respect to one-third of the RSUs on each of the first three anniversaries of Mr. Bertolini’s employment start date, subject to his continued employment or service as the Company’s Chief Executive Officer or a member of the Board through the applicable vesting date.

In addition, on a termination of Mr. Bertolini’s service in those capacities by the Company without “cause” or by Mr. Bertolini for “good reason”, he will be entitled to an additional 12 months of vesting of the Bertolini RSU Award. If the termination is due to his death or disability, a pro-rated portion of the then-current vesting tranche will vest on an accelerated basis. In the event that Mr. Bertolini remains on our Board following a termination of his employment as the Company’s Chief Executive Officer, Mr. Bertolini will remain eligible to continue vesting in the Bertolini RSU Award.

In any event, if such termination occurs on or within 12 months following a “change in control” of the Company, then the award will vest in full.

Bertolini PSU Award. The Bertolini PSU Award will vest based on both (i) the achievement of pre-determined price per share goals over the period commencing on (and including) the grant date and ending on (and including) the third anniversary of Mr. Bertolini’s employment start date (the “Performance Period”); and (ii) Mr. Bertolini’s continued employment or service as the Company’s Chief Executive Officer (“Service”) through the end of the Performance Period.

The PSUs will become “earned PSUs” based on the achievement of applicable price per share goals during the Performance Period (the “Price Per Share Goals”), as set forth in the following table. Any earned PSUs as of the last day of the Performance Period will vest in full, subject to Mr. Bertolini’s continued Service through such date.

Price Per Share Goals	Number of Earned PSUs
$11.00	2,866,667
$16.00	2,866,667
$39.00	1,720,000

The share price is measured by averaging the closing price per share over any 90 consecutive trading-day period during the Performance Period; however, upon a change in control, the share price will be determined based on the price per share paid by an acquiror (or, as applicable, the implied value per share) in the transaction (the “CIC Price”).

Upon a change in control, a number of PSUs will become earned PSUs based on the CIC Price (and using straight-line interpolation for a CIC Price between two Price Per Share Goals). If the Bertolini PSU Award is assumed by the acquiror, any earned PSUs will convert into a time-vesting award that, following the change in control, will remain outstanding and eligible to vest on the last day of the Performance Period, subject to Mr. Bertolini’s continued Service through such date. If the Bertolini PSU Award is not so assumed, 100% of any earned PSUs will vest as of immediately prior to the change in control.

In addition, on a termination of Mr. Bertolini’s Service by the Company without “cause”, by Mr. Bertolini for “good reason” or due to his death or disability, then:

(i)

Any earned PSUs that are unvested as of such termination will vest on the termination date (prorated based on the number of days Mr. Bertolini was in Service during the Performance Period or, on a termination of Service by the Company without “cause” or by Mr. Bertolini for “good reason”, during the period commencing on the grant date and ending on the 12-month anniversary of the termination date).

(ii)

An additional number of PSUs will become earned PSUs based on the price per share as of the termination using straight-line interpolation through the $16.00 Price Per Share Goal (but not between $16.00 and $39.00), and such earned PSUs will vest on the termination date (prorated based on the number of days Mr. Bertolini was in Service during the Performance Period or, on a termination of Service by the Company without “cause” or by Mr. Bertolini for “good reason”, during the period commencing on the grant date and ending on the 12-month anniversary of the termination date).

(iii)

In addition, if, following such termination, Mr. Bertolini remains as a member of the Board, then any PSUs that are not earned PSUs as of the date of such termination will remain outstanding and eligible to become earned PSUs and vest, on a pro-rated basis, based on the achievement of Price Per Share Goals during the remainder of the Performance Period (or, if sooner, through the earlier to occur of (i) a change in control and (ii) Mr. Bertolini’s termination of service as a member of the Board). The number of earned PSUs that vest will be prorated based on the number of days Mr. Bertolini was in Service during the Performance Period or, on a termination of Service by the Company without “cause” or by Mr. Bertolini for “good reason”, during the period commencing on the grant date and ending on the 12-month anniversary of the termination date.

(iv)	If such termination occurs on or after a change in control, then all then-outstanding earned PSUs will vest in full as of the date of termination.

Any vested PSUs will be paid in shares of the Company’s Class A common stock within 30 days following the earlier to occur of the last day of the Performance Period and Mr. Bertolini’s separation from service following a change in control event of the Company.

The accelerated vesting provisions described above regarding the Bertolini Awards are subject to Mr. Bertolini’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality, non-competition and non-solicitation requirements.

Schlosser Employment Agreement

In connection with Mr. Schlosser’s transition, the Company, Oscar Management Corporation and Mr. Schlosser entered into an Employment Agreement, dated as of March 28, 2023 (the “Schlosser Agreement”), pursuant to which Mr. Schlosser will continue his employment as the Company’s President of Technology, effective April 3, 2023. The material terms and conditions of the Schlosser Agreement are substantially the same as those contained in the Bertolini Agreement, except:

(i)	the term of the Schlosser Agreement is indefinite and will continue until terminated in accordance with the agreement; and

(ii)	following Mr. Schlosser’s termination of employment without “cause” or for “good reason”, he will be entitled to enter into an advisory agreement with the Company through December 2029.

Founders Award Cancellations

In support of reducing the dilutive effects of Mr. Bertolini’s sign-on equity awards and the Company’s annual employee equity awards, the Company’s founders, Mr. Schlosser and Joshua Kushner (our Vice Chairman) (the “Founders”), recommended to the Board that they each cancel and terminate their Founders Awards, which consist of PSUs covering 4,229,853 shares (for Mr. Schlosser) and 2,114,926 shares (for Mr. Kushner) of the Company’s Class A common stock. The Board accepted this recommendation. As a result, on March 28, 2023, the Founders each entered into a Founders Award Cancellation Agreement, pursuant to which each Founder and the Company mutually agreed to cancel and terminate the applicable Founders Award. The Company expects to incur a stock compensation non-cash charge of approximately $46,000,000 in the first quarter of 2023 in connection with the cancellation of the Founders Awards. This amount reflects the remaining unrecognized grant date fair value of the Founders Awards, which U.S. GAAP requires to be expensed upon cancellation of the award when service continues to be rendered regardless of the fact that the award has been canceled. The Company does not expect that this charge will impact its key metrics or guidance for the full year 2023.

Approval of the First Amendment to the Oscar Health, Inc. 2022 Employee Inducement Incentive Award Plan

On March 28, 2023, the Board of Directors adopted the first amendment (the “First Amendment”) to the Inducement Plan, which increased the number of authorized shares of the Company’s Class A common stock available for issuance from 5,000,000 to 18,320,000 under the Inducement Plan. All of the other terms of the Inducement Plan remain the same. The Inducement Plan provides for the grant of non-qualified stock options, stock appreciation rights, restricted stock, time-based restricted stock units, performance-based restricted stock units, dividend equivalents and other stock or cash awards to prospective employees, and contains terms and conditions intended to comply with the inducement award exception under the rules of the New York Stock Exchange (“NYSE”). In accordance with the NYSE Listed Company Manual Rule 303A.08, awards under the Inducement Plan may only be made to individuals not previously employed by the Company or individuals being rehired following a bona fide period of interruption of employment, as an inducement material to such individuals’ entering into employment with the Company.

Item 7.01	Regulation FD Disclosure.

Today, March 28, 2023, at 10:00 a.m. (ET), the Company will host a conference call to introduce Mr. Bertolini and discuss the transition. The call-in number and webcast link are as follows:

•	Live Call: (877) 400-4517

•	Conference ID: 9186924

•	Webcast Link: https://events.q4inc.com/attendee/112367260

The Company reaffirms its full year 2023 guidance as originally issued in its 2022 financial results press release dated February 9, 2023.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our expected financial performance, our planned leadership transition and the anticipated impact of the cancellation of the Founders Awards on our financial results. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control. Although management believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC. You are cautioned not to place undue reliance on any forward-looking statements made herein. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oscar Health, Inc.

Date: March 28, 2023	By:	/s/ Ranmali Bopitiya
Ranmali Bopitiya
Chief Legal Officer